UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2023

FIVE POINT HOLDINGS, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 FivePoint, 4th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Private Exchange Offer of Certain Outstanding Notes for New Notes and Related Consent Solicitation

On December 11, 2023, Five Point Holdings, LLC (the “Company”) issued a press release announcing that Five Point Operating Company, LP, through which the Company owns all of its assets and conducts all of its operations (the “Issuer”), and Five Point Capital Corp., a wholly owned subsidiary of the Issuer (together with the Issuer, the “Issuers”), commenced an exchange offer (the “Exchange Offer”) for any and all of the Issuers’ outstanding 7.875% Senior Notes due 2025 (the “Existing Notes”) in exchange for a combination of cash and the Issuers’ new 10.500% Initial Rate Senior Notes due 2028 (the “Exchange Notes”), and a related consent solicitation with respect to the indenture governing the Existing Notes (the “Consent Solicitation”), in each case subject to market conditions and other factors.

The foregoing description is qualified in its entirety by reference to the press release dated December 11, 2023, a copy of which is attached hereto as Exhibit 99.1.

The Exchange Notes are being sold in private placements to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The Exchange Notes will be offered and issued in Canada, on a private placement basis to holders of Existing Notes who are “accredited investors” and “permitted clients,” each as defined under applicable Canadian provincial securities laws, that in each case are not individuals.

This Current Report on Form 8-K is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements.

We caution you that any forward-looking statements presented in this report are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. We believe these risks and uncertainties include, but are not limited to, the following: uncertainties and risks related to public health issues such as a major epidemic or pandemic, including COVID-19; risks associated with the real estate industry; downturns in economic conditions or demographic changes at the national, regional or local levels, particularly in the areas where our properties are located; uncertainty and risks related to zoning and land use laws and regulations, including environmental planning and protection laws; risks associated with development and construction projects; adverse developments in the economic, political, competitive or regulatory climate of California; loss of key personnel; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; fluctuations in interest rates; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; exposure to liability relating to environmental and health and safety matters; exposure to litigation or other claims; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; intense competition in the real estate market and our ability to sell properties at desirable prices; fluctuations in real estate values; changes in property taxes; risks associated with our trademarks, trade names and service marks; conflicts of interest with our directors; the inability to realize the anticipated benefits of the Exchange Offer and the Consent Solicitation and the risk that the Exchange Offer and the Consent Solicitation may not be consummated; general volatility of the capital and credit markets and the trading price of the Existing Notes; and risks associated with public or private financing or the unavailability thereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 11, 2023, entitled “Five Point Holdings, LLC Announces Commencement of Exchange Offer and Consent Solicitation”

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIVE POINT HOLDINGS, LLC

Date: December 11, 2023	By:	/s/ Michael Alvarado
Name: Michael Alvarado
Title: Chief Legal Officer, Vice President and Secretary